SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                         SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                   1934

Filed by Registrant   / X /
Filed by a Party other than the Registrant
Check the appropriate box:
/ X /     Preliminary Proxy Statement
/   /     Confidential,  for use of the Commission only  [as  permitted  by
          Rule 14a-6(e)(2)]
/   /     Definitive Proxy Statement
/   /     Definitive Additional Materials
/   /     Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12

                        GULFPORT ENERGY CORPORATION
             (Name of Registrant as Specified in its Charter)

                       -----------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ X /     No fee required.
/   /     Fee  computed  on table below per Exchange Act Rules  14a-6(i)(1)
          and 0-11.

1)   Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
     Rule 0-11:*
               ----------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:
                                                       ------------------
5)   Total fee paid:
                     ----------------------------------------------------
     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identity the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1)   Amount previously paid:
                                   --------------------------------------
     2)   Form, Schedule or Registration Statement No.
                                                       ------------------
     3)   Filing party:
                         -----------------------------------------------
     4)   Date filed:
                     ----------------------------------------------------
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*Set  forth the amount on which the filing fee is calculated and state  how it was determined.


                        GULFPORT ENERGY CORPORATION
                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON OCTOBER ___, 1998


TO THE STOCKHOLDERS:

You are cordially invited to attend a Special Meeting of Stockholders of Gulfport Energy Corporation (the "Company") to be held at the offices of the Company, 6703 Waterford Blvd., Suite 100 Oklahoma City, Oklahoma 73118, at _____, Central Daylight Savings Time, on ___________, October __, 1998, 1998 (the "Special Meeting"), for the purpose of amending the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.01 par value per share, from 50,000,000 to 250,000,000, and to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Information regarding the matters to be acted upon at the Special Meeting is contained in the accompanying Proxy Statement.

     As explained in the accompanying Proxy Statement, the Company also intends to solicit written consents from stockholders to approve the Proposed Amendment. The Special Meeting will only be held if the Company has not previously received written consents from the holders of a majority of the outstanding shares of Common Stock approving the Proposed Amendment. If the Proposed Amendment is approved by written consent of the stockholders, the Company will notify the stockholders of such approval.

     The close of business on September 17, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

     We hope that you plan to attend the Special Meeting. However, if you are not able to join us, we urge you to exercise your right as a stockholder and vote. Please promptly sign, date and return the enclosed proxy card in the accompanying postage prepaid envelope. You may, of course, attend the Special Meeting and vote in person even if you have previously mailed your proxy card.

                                Very truly yours,




                                Mark Liddell
                                President
Oklahoma City, Oklahoma
September ___, 1998




                          GULFPORT ENERGY CORPORATION
                      6307 WATERFORD  BLVD., SUITE  100
                         OKLAHOMA  CITY, OKLAHOMA 73118

                                PROXY STATEMENT

                       ------------------------------


                                 INTRODUCTION


     This Proxy Statement is furnished to the holders (the "Stockholders") of Common Stock, par value $.01 per share (the "Common Stock"), of Gulfport Energy Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by and on behalf of its Board of Directors (the "Board") of proxies (a "Proxy" or "Proxies") for use at a Special Meeting of Stockholders to be held at the offices of the Company, 6307 Waterford Blvd., Suite 100 Oklahoma City, Oklahoma 73118, on ________, October __, 1998, at ____, Central Daylight Savings Time (the "Special Meeting"), and at any adjournment or postponement thereof, for the purpose of amending the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 250,000,000 (the "Proposed Amendment"). The Company will bear the cost of preparing, assembling and mailing the Notice of Special Meeting of Stockholders, this Proxy Statement and Proxies. The Company will also reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such Common Stock. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy or personal interview. The approximate mailing date of this Proxy Statement is __________, 1998.

     Although the Company has prepared this Proxy Statement to solicit Proxies for use at the Special Meeting, it also intends to solicit written consents from certain stockholders to approve the Proposed Amendment. The Special Meeting will only be held if the Company has not previously received written consents from the holders of a majority of the outstanding shares of Common Stock approving the Proposed Amendment.

     If the Proposed Amendment is approved by written consent of the stockholders, the Company will notify the stockholders of such approval, and this Proxy Statement as so supplemented will constitute the Information Statement with respect to the Proposed Amendment.


                                  VOTING

     If the enclosed Proxy is properly executed and returned, Common Stock represented thereby will be voted and if a choice is specified in the Proxy, the Common Stock represented thereby will be voted in accordance with the specifications so made.

     A Proxy may be revoked by a Stockholder at any time before its exercise by filing with Ronald D. Youtsey, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed Proxy bearing a later date, or by attendance at the Special Meeting and electing to vote in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a Proxy. The close of business on September 17, 1998 has been fixed by the Board as the record date (the "Record Date") for the determination of Stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

     As of the Record Date, there were 22,076,315 shares of Common Stock outstanding. A majority of the Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Special Meeting for determining the presence of a quorum. The affirmative vote of the majority of the outstanding Common Stock is necessary to approve the Proposed Amendment. Abstentions will have the same effect as a vote against a proposal.

     Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners. Under applicable Delaware law, broker non-votes will have no effect on any of the proposals.

     All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Special Meeting in accordance with the directions on the proxies. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED (i) FOR AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK; AND (ii) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy by one of the following methods: (a) execution and submission of a revised Proxy; (b) written notice to the Secretary of the Company; or (c) voting in person at the Meeting.


            APPROVAL OF AN INCREASE IN AUTHORIZED COMMON STOCK

     Pursuant to a written consent in lieu of a special meeting dated September 8, 1998, the Board of the Company approved, declared it advisable and in the best interest of the Company and its stockholders, and voted to recommend to the stockholders that the number of authorized shares of Common Stock of the Company be increased by amending

     (1) the first paragraph of Article Four of the Certificate of Incorporation to read in its entirety as follows:

          "The Corporation is hereby authorized to issue a total of two hundred fifty-one million (251,000,000) shares of capital stock which shall be subdivided into classes as follows:";

       (2) the first sentence of subparagraph (a) of Article 4 to read in its entirety as follows:

          "Two hundred fifty million (250,000,000) shares of the Corporation's capital stock shall be denominated as Common Stock, have a par value of $0.01 per share, and have the rights, powers and preferences set forth in this paragraph."

     The Proposed Amendment will increase the authorized number of shares of the Company from 51,000,000 to 251,000,000, and the authorized number of shares of Common Stock from 50,000,000 to 250,000,000. If the Proposed Amendment is adopted, it is anticipated that it will be filed with the Secretary of State of Delaware and become effective shortly after the Special Meeting of Stockholders.

     At September 1, 1998, the Company had outstanding 22,076,315 shares of Common Stock. In addition, the Company has proposed an offering to its existing stockholders of nontransferable rights (the "Rights Offering") to purchase up to approximately 100,000,000 shares of Common Stock at a subscription price of $0.10 per share, resulting in gross proceeds to the Company of up to approximately $10.0 million. The Company also has reserved for issuance (i) at least 15,000,000 shares of Common Stock that could be issued, in the event the Rights Offering is not completed, upon the conversion of outstanding indebtedness and (ii) a currently indeterminate number of shares of Common Stock equal to two (2) percent of the Company's outstanding Common Stock on a fully diluted basis after giving effect to the Rights Offering which shares are issuable upon exercise of warrants granted to ING (US) Capital Corporation, the Company's primary lender, in connection with an amendment to the Company's credit agreement. The authorization of an additional 200,000,000 shares of Common Stock as contemplated by the Proposed Amendment would give the Board the express authority, without further action of the Company's stockholders, to issue such shares of Common Stock and such other shares of Common Stock from time to time as the Board deems necessary or advisable.

     The Board believes that having the additional shares authorized and available for issuance will also allow the Company to have greater flexibility in considering potential future actions involving the issuance of stock which may be desirable or necessary to accommodate the Company's business plan, including acquisitions and capital raising transactions. In addition, the Board believes it is necessary to have the ability to issue such additional shares for general corporate purposes.

     In any case, the additional shares of Common Stock would be available for issuance by the Board without future action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may be traded.

     Although the proposed increase in the authorized capital stock of the Company could be construed as having anti-takeover effects, neither the Board nor the Company's management views this proposal in that perspective. Nevertheless, the Company could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, privately placing shares to purchasers who might side with the Board in opposing a hostile takeover bid. The Company is not aware of any such hostile takeover bid at this time. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company's By-Laws or certain provisions of the Company's Certificate of Incorporation would not receive the requisite vote required. Such uses of the Common Stock could render more difficult or discourage an attempt to acquire control of the Company, if such transactions were opposed by the Board. Further, in the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of Common Stock would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. The foregoing factors, if reflected in the price per share of Common Stock, could adversely affect the realizable value of a stockholder's investment in the Company.

     The affirmative vote of a majority of all shares of the Company's Common Stock outstanding on the Record Date is required for approval of the Proposed Amendment.

     THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 250,000,000 SHARES.



                               STOCK OWNERSHIP

     The following table sets forth certain information concerning the beneficial ownership of the Common Stock as of September 1, 1998, by (i) each director, (ii) the named executive officers, (iii) each stockholder known by the Company to own beneficially five percent or more of the outstanding shares of the Common Stock and (iv) all executive officers and directors of the Company as a group.

                                                BENEFICIARY OWNERSHIP
                                                ---------------------
NAME AND ADDRESS OF BENEFICIARY OWNER(1)     SHARES        PERCENTAGE(2)
----------------------------------------     ------        -------------

Charles E. Davidson (3)
411 West Putnam Avenue
Greenwich, Connecticut  06830               8,538,629             38.7%

CD Holding Company LLC (4)
411 West Putnam Avenue
Greenwich, Connecticut  06830               6,226,937             28.2%

Wexford Management, LLC (5)
411 West Putnam Avenue
Greenwich, Connecticut  06830               2,311,692             10.5%

Mark Liddell(6)
6307 Waterford Blvd., Suite 100
Oklahoma City, Oklahoma  73112              1,062,618              4.8%

Mike Liddell(7)
6307 Waterford Blvd., Suite 100
Oklahoma City, Oklahoma  73112              1,076,647              4.9%

The Equitable Companies Incorporated
1290 Avenue of the Americas
New York, New York  10104                   2,212,077              9.8%

Ronald D. Youtsey                                 208                 *

Robert E. Brooks                                    *                 *

David L. Houston                                    *                 *

All directors and executive officers
  as a group (6 individuals)               10,678,102             48.4%

---------------
* Less than one percent.
(1) Unless otherwise indicated, each person or group has sole voting and investment power with respect to all listed shares.
(2) Each listed person's percentage ownership is determined by assuming that options, warrants and other convertible securities that one held for such person and that are exercisable or convertible within 60 days have been exercised.
(3) Includes 2,311,692 shares of Common Stock held of record by the investment funds specified in note 5 below and 6,226,937 shares of Common Stock of record by CD Holding Company LLC ("CD Holding"). Mr. Davidson is the Chairman and controlling member of Wexford Management, L.L.C. and President and sole shareholder of CD Holding. Mr. Davidson disclaims beneficial ownership of the 2,311,692 Shares owned by Wexford Management, LLC.

(4)  Charles  E.  Davidson  is  the President and sole  stockholder  of  CD
     Holding.
(5) Includes shares of Common Stock held of record by the following seven investment funds that are affiliated with Wexford Management, LLC: Wexford
     Special  Situations  1996,  L.P.;  Wexford  Special  Situations   1996
     Institutional, L.P.; Wexford Special Situations 1996, Limited; Wexford-Euris Special Situations 1996, L.P.; Wexford Spectrum Investors LLC; Wexford Capital Partners II, L.P.; and Wexford Overseas Partners I, L.P.
(6) Comprised of the shares of Common Stock held of record by Liddell Holdings, LLC. Mr. Liddell is the sole member of Liddell Holdings, LLC.
(7) Comprised of the shares of Common Stock held of record by Liddell Investments, LLC. Mr. Liddell is the sole member of Liddell Investments, LLC.


                               OTHER MATTERS

     The Board of Directors is not aware of any matters not set forth herein that may come before the Special Meeting. If, however, further business properly comes before the Special Meeting, the persons named in the proxies will vote the Shares represented thereby in accordance with their judgment.



                              By Order of the Board of Directors,


                              Mark Liddell
                              President

September ___, 1998



                              REVOCABLE PROXY
                      GULFPORT ENERGY CORPORATION
                     SPECIAL MEETING OF STOCKHOLDERS
                            OCTOBER ___, 1998

     This Proxy Is Being Solicited On Behalf Of The Board Of Directors

     The undersigned stockholder of Gulfport Energy Corporation (the "Company") hereby appoints Mike Liddell and Mark Liddell, or either of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned at the Special Meeting of Stockholders of the Company to be held on ___________, October ___, 1998 at _____ (Central Time) , at the offices of the Company, 6307 Waterford Blvd., Suite 100 Oklahoma City, Oklahoma 73118 and at any adjournments thereof, in respect of all shares of the Common Stock of the Company which the undersigned may be entitled to vote, on the following matter:

     Approval of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 50,000,000 to 250,000,000:

     [ ]  FOR

     [ ]  AGAINST

     [ ]  ABSTAIN

     THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 250,000,000.

     The undersigned hereby acknowledges prior receipt of a copy of the Notice of Special Meeting of Stockholders and Proxy Statement dated September ___, 1998, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

[ ]  I PLAN TO ATTEND THE OCTOBER ___, 1998 SPECIAL STOCKHOLDERS MEETING.
[ ]  I DO NOT PLAN TO ATTEND THE OCTOBER ___, 1998 SPECIAL STOCKHOLDERS
     MEETING.


                                   DATE:   ________________, 1998


                                   ______________________________
                                   Signature of Stockholder or
                                   Authorized Representative
                                   Please date and sign exactly
                                   as name appears hereon.  Each
                                   executor, administrator,
                                   trustee, guardian,
                                   attorney-in-fact and other
                                   fiduciary should sign and
                                   indicate his or her full title.
                                   In the case of stock
                                   ownership in the name of two
                                   or more persons, both persons
                                   should sign.

     PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.




                 [ALTERNATIVE TRANSMITTAL LETTER ASSUMING
                      WRITTEN CONSENTS ARE RECEIVED]
                        GULFPORT ENERGY CORPORATION
                              NOTICE OF EVENT

TO THE STOCKHOLDERS:

          This Information Statement has been mailed on ___________, 1998 to the stockholders of record on September 17, 1998 of Gulfport Energy Corporation (the "Company"), a Delaware corporation, in connection with the proposed action to be taken by the Company pursuant to the written consents, dated ____________, 1998, of holders of a majority of the Company's outstanding Common Stock. The action to be taken pursuant to the written consents shall be taken on ______________, 1998. The Company's principal executive offices are located at 6307 Waterford Blvd., Suite 100, Oklahoma City, Oklahoma 73118.

     The Company has received written consents authorizing an amendment to the Company's Restated Certificate of Incorporation to effect an increase in the number of authorized shares of Common Stock, $0.01 par value per share, from 50,000,000 to 250,000,000 (the "Proposed Amendment"). As a result of the approval of the Proposed Amendment by written consents, there will not be a special meeting to vote on the Proposed Amendment. Accordingly, the special meeting of stockholders of the Company contemplated by the attached Information Statement has been cancelled. Notwithstanding any references to a possible special meeting of the stockholders of the Company or to the possible solicitation of proxies, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS; NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. The attached Proxy Statement will constitute the Information Statement with respect to the Proposed Amendment. All references to the term "Proxy Statement" shall be deemed to refer to the "Information Statement."

     Under Section 228 of the General Corporation Law of the State of Delaware, any action requiring the consent of the stockholders at an annual or special meeting of the Company's stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action to be taken (i) shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and
(ii) shall be delivered to the Company.

     As required by Section 228 of the General Corporation Law of the State of Delaware, this letter also constitutes notice to the Company's stockholders of approval of the Proposed Amendment by written consent. The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the action described herein and to receive an agreed or judicially appraised value for their shares.

                                Very truly yours,


                                Mark Liddell
                                President
Oklahoma City, Oklahoma
_____________, 1998